UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

Ambiq Micro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42766	27-1911389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 River Place Blvd. Building 7 Austin, Texas	78730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512 879-2850

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	AMBQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 29, 2025, the Board of Directors (the “Board”) of Ambiq Micro, Inc. (the “Company”) approved one-time cash bonuses of $328,000, $328,000, $120,000 and $105,000 to Fumihide Esaka, the Company’s Chief Executive Officer, Scott Hanson, the Company’s Chief Technology Officer, Jeff Winzeler, the Company’s Chief Financial Officer and Sean Chen, the Company’s President and Chief Operating Officer, respectively. These bonuses were awarded in recognition of each executive officer’s contributions during the Company’s initial public offering and to ensure retention of such key executives. Also, on September 29, 2025, the Board approved the acceleration of one-third of Mr. Winzeler’s previously issued stock options, effective as of October 1, 2025.

On October 2, 2025, the Board approved awards of time-based restricted stock units (“RSUs”) under the Company’s 2025 Equity Incentive Plan in the amounts of 159,907, 83,819, 52,667 and 56,029 RSUs to Mr. Esaka, Mr. Hanson, Mr. Winzeler and Mr. Chen, respectively. The RSUs will vest over four years, with 25% of the RSUs vesting on October 1, 2026 and 1/12th of the RSUs vesting quarterly thereafter, subject to each executive’s continued service through each vesting date. The RSU awards will be subject to the terms and conditions of the Company’s 2025 Equity Incentive Plan and related award agreements. The RSU awards were made in an effort to ensure retention of the Company’s key executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2025	Ambiq Micro, Inc.

	By:	/s/ Jeffrey G. Winzeler
Jeffrey G. Winzeler
Chief Financial Officer